UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 20, 2010

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2010, Verizon Communications Inc. (Verizon) filed a Current Report on Form 8-K to report that Lowell C. McAdam had been appointed President and Chief Operating Officer of Verizon effective October 1, 2010, and Francis J. Shammo had been appointed Executive Vice President and Chief Financial Officer of Verizon effective November 1, 2010.

Verizon is filing this amended Current Report on Form 8-K/A to report that on November 4, 2010, the Human Resources Committee (the Committee) of the Board of Directors recommended, and the independent members of the Board of Directors approved, a compensation increase for Mr. McAdam in connection with his appointment. Mr. McAdam’s base salary increased from $825,000 to $1,400,000, his target short-term incentive opportunity increased from 112.5% to 187.5% of base salary, and his target long-term incentive opportunity increased from 525% to 625% of base salary.

On November 4, 2010, the Committee also approved a base salary increase for Mr. Shammo in connection with his appointment from $600,000 to $675,000. Mr. Shammo’s target short- and long-term incentive opportunities as a percentage of base salary remain the same.

These compensation changes are effective as of November 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	November 10, 2010	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary